FORM 8-K

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

CURRENT REPORT (Report of Foreign Issuer)

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 4, 2004

ALGOMA STEEL INC. (Exact name of Registrant as specified in its Charter)

105 West Street Sault Ste. Marie Ontario, Canada P6A 7B4 (Address of principal executive offices)

(705) 945-2351 (Registrant’s telephone number, including area code)

Item 5.	Other Events.

With its release of financial results for the fourth quarter and the year ended December 31, 2003, Algoma Steel Inc. announced a restatement of financial results as a result of an accounting change for the nine months ended September 30, 2003 and the eleven months ended December 31, 2002 due to a change in how the Company accounts for income taxes under the application of fresh start accounting.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

No.	Description

99.1	News Release of Algoma Steel Inc. dated February 4, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2004	ALGOMA STEEL INC.

	By:	“Paul Finley”
Paul Finley Vice President - Business Development and Corporate Secretary

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

99.1	News Release of Algoma Steel Inc. dated February 4, 2004.